$700,000,000

                                CREDIT AGREEMENT

                                      among


                              KEYSPAN CORPORATION,
                                  as Borrower,


                               The Several Lenders
                        from Time to Time Parties Hereto,


                                 CITIBANK, N.A,.
                              as Syndication Agent,


                             EUROPEAN AMERICAN BANK,
                             as Documentation Agent,





                                       and


                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent


                          Dated as of October 30, 2000






                              CHASE SECURITIES INC,
                         Lead Arranger and Book Manager

                                TABLE OF CONTENTS
                                -----------------

                                                                                                               Page
                                                                                                               ----
Section 1         DEFINITIONS.....................................................................................1
---------         -----------

         1.1      Defined Terms...................................................................................1
         ---      --------------

         1.2      Other Definitional Provisions..................................................................14
         ---      ------------------------------

Section 2         AMOUNT AND TERMS OF COMMITMENTS................................................................15
---------         -------------------------------

         2.1      Commitments....................................................................................15
         ---      ------------

         2.2      Competitive Bid Procedure......................................................................15
         ---      --------------------------

         2.3      Procedure for Loan Borrowing...................................................................17
         ---      -----------------------------

         2.4      Facility Fees, etc.............................................................................17
         ---      -------------------

         2.5      Termination or Reduction of Commitments........................................................17
         ---      ----------------------------------------

         2.6      Optional Prepayments...........................................................................18
         ---      ---------------------

         2.7      Conversion and Continuation Options............................................................18
         ---      ------------------------------------

         2.8      Limitations on Eurodollar Tranches.............................................................18
         ---      -----------------------------------

         2.9      Interest Rates and Payment Dates...............................................................19
         ---      --------------------------------

         2.10     Computation of Interest and Fees...............................................................19
         ----     ---------------------------------

         2.11     Inability to Determine Interest Rate...........................................................19
         ----     -------------------------------------

         2.12     Pro Rata Treatment and Payments................................................................20
         ----     --------------------------------

         2.13     Requirements of Law............................................................................21
         ----     --------------------

         2.14     Taxes..........................................................................................22
         ----     ------

         2.15     Indemnity......................................................................................24
         ----     ----------

         2.16     Change of Lending Office.......................................................................24
         ----     -------------------------

         2.17     Replacement of Lenders.........................................................................24
         ----     -----------------------

Section 3         REPRESENTATIONS AND WARRANTIES.................................................................25
---------         ------------------------------

         3.1      Financial Condition............................................................................25
         ---      --------------------

         3.2      No Change......................................................................................25
         ---      ----------

         3.3      Corporate Existence; Compliance with Law.......................................................26
         ---      -----------------------------------------

         3.4      Corporate Power; Authorization; Enforceable Obligations........................................26
         ---      --------------------------------------------------------

         3.5      No Legal Bar...................................................................................26
         ---      -------------

         3.6      Litigation.....................................................................................26
         ---      -----------

         3.7      No Default.....................................................................................26
         ---      -----------

         3.8      Ownership of Property; Liens...................................................................27
         ---      -----------------------------

         3.9      Intellectual Property..........................................................................27
         ---      ----------------------

         3.10     Taxes..........................................................................................27
         ----     ------

         3.11     Federal Regulations............................................................................27
         ----     --------------------

         3.12     Labor Matters..................................................................................27
         ----     --------------

         3.13     ERISA..........................................................................................28
         ----     ------

         3.14     Investment Company Act; Other Regulations......................................................28
         ----     ------------------------------------------

         3.15     Subsidiaries...................................................................................28
         ----     -------------

         3.16     Use of Proceeds................................................................................28
         ----     ----------------

         3.17     Environmental Matters..........................................................................28
         ----     ----------------------

         3.18     Accuracy of Information, etc...................................................................29
         ----     -----------------------------

Section 4         CONDITIONS PRECEDENT...........................................................................30
---------         --------------------

         4.1      Conditions to Closing Date.....................................................................30
         ---      ---------------------------

         4.2      Conditions to Initial Extension of Credit......................................................30
         ---      ------------------------------------------

         4.3      Conditions to Each Extension of Credit.........................................................31
         ---      ---------------------------------------

Section 5         AFFIRMATIVE COVENANTS..........................................................................31
---------         ---------------------

         5.1      Financial Statements...........................................................................31
         ---      ---------------------

         5.2      Certificates; Other Information................................................................32
         ---      --------------------------------

         5.3      Payment of Obligations.........................................................................32
         ---      -----------------------

         5.4      Maintenance of Existence; Compliance...........................................................32
         ---      -------------------------------------

         5.5      Maintenance of Property; Insurance.............................................................33
         ---      -----------------------------------

         5.6      Inspection of Property; Books and Records; Discussions.........................................33
         ---      -------------------------------------------------------

         5.7      Notices........................................................................................33
         ---      --------

         5.8      Environmental Laws.............................................................................34
         ---      -------------------

         5.9      Transaction with Affiliates....................................................................34
         ---      ----------------------------

Section 6         NEGATIVE COVENANTS.............................................................................34
---------         ------------------

         6.1      Financial Condition Covenant...................................................................34
         ---      -----------------------------

         6.2      Liens..........................................................................................34
         ---      ------

         6.3      Fundamental Changes............................................................................35
         ---      --------------------

         6.4      Disposition of Property........................................................................36
         ---      ------------------------

         6.5      Negative Pledge Clauses........................................................................36
         ---      ------------------------

         6.6      Limitation on Restrictions on Distributions from Subsidiaries..................................36
         ---      --------------------------------------------------------------

Section 7         EVENTS OF DEFAULT..............................................................................36
---------         -----------------

Section 8         THE ADMINISTRATIVE AGENT.......................................................................39
---------         ------------------------

         8.1      Appointment....................................................................................39
         ---      ------------

         8.2      Delegation of Duties...........................................................................39
         ---      ---------------------

         8.3      Exculpatory Provisions.........................................................................39
         ---      -----------------------

         8.4      Reliance by Administrative Agent...............................................................39
         ---      ---------------------------------

         8.5      Notice of Default..............................................................................40
         ---      ------------------

         8.6      Non-Reliance on Administrative Agent and Other Lenders.........................................40
         ---      -------------------------------------------------------

         8.7      Indemnification................................................................................41
         ---      ----------------

         8.8      Administrative Agent in Its Individual Capacity................................................41
         ---      ------------------------------------------------

         8.9      Successor Administrative Agent.................................................................41
         ---      -------------------------------

Section 9         MISCELLANEOUS..................................................................................42
---------         -------------

         9.1      Amendments and Waivers.........................................................................42
         ---      -----------------------

         9.2      Notices........................................................................................42
         ---      --------

         9.3      No Waiver; Cumulative Remedies.................................................................43
         ---      -------------------------------

         9.4      Survival of Representations and Warranties.....................................................43
         ---      -------------------------------------------

         9.5      Payment of Expenses and Taxes..................................................................43
         ---      ------------------------------

         9.6      Successors and Assigns; Participations and Assignments.........................................44
         ---      -------------------------------------------------------

         9.7      Adjustments; Set-off...........................................................................46
         ---      ---------------------

         9.8      Counterparts...................................................................................46
         ---      -------------

         9.9      Severability...................................................................................47
         ---      -------------

         9.10     Integration....................................................................................47
         ----     ------------

         9.11     GOVERNING LAW..................................................................................47
         ----     --------------

         9.12     Submission To Jurisdiction; Waivers............................................................47
         ----     ------------------------------------

         9.13     Acknowledgements...............................................................................48
         ----     -----------------

         9.14     Confidentiality................................................................................48
         ----     ----------------

         9.15     WAIVERS OF JURY TRIAL..........................................................................48
         ----     ----------------------

SCHEDULES:

1.1      Commitments
3.4      Consents, Authorizations, Filings and Notices
3.15     Subsidiaries
6.2(f)   Existing Liens
6.5      Existing Negative Pledge Clauses
6.6      Existing Limitations on Restrictions on Distributions from Subsidiaries

EXHIBITS:

A        Form of Closing Certificate
B        Form of Assignment and Acceptance
C        Form of Legal Opinion of Richard A. Rapp, Jr.
D        Form of Exemption Certificate

                  CREDIT AGREEMENT, dated as of October 30, 2000, among KEYSPAN CORPORATION, a New York corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), CITIBANK, N.A., as syndication agent, EUROPEAN AMERICAN BANK, as Documentation Agent, and THE CHASE MANHATTAN BANK, as administrative agent.

                  The parties hereto hereby agree as follows:

                             Section 1 DEFINITIONS

     1.1  Defined  Terms.As  used in this  Agreement,  the terms  listed in this
Section 1.1 shall have the respective meanings set forth in this Section 1.1.

          "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and
     (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Reference Lender as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; and "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Reference Lender from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

          "Administrative Agent": The Chase Manhattan Bank, together with its affiliates, as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

          "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Aggregate Exposure": with respect to any Lender at any time, the amount of such Lender's Commitments then in effect or, if the Commitments have been terminated, the amount of such Lender's Loans then outstanding.

          "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

          "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below which corresponds with the most current rating of the Borrower's senior unsecured long-term debt issued by S&P, Moody's and/or Fitch respectively; provided that for each day the aggregate principal amount of Loans outstanding is greater than the amount equal to 33% of the Total Commitments, the Applicable Margin then in effect on all borrowings will be increased by 0.125% per annum.

======================= ============================ ===========================

                             Applicable Margin            Applicable Margin
       Ratings             For Eurodollar Loans             for ABR Loans

======================= ============================ ===========================

         A/A2                     0.305%                        0.000%

----------------------- ---------------------------- ---------------------------
----------------------- ---------------------------- ---------------------------

        A-/A3                     0.425%                        0.000%

----------------------- ---------------------------- ---------------------------
----------------------- ---------------------------- ---------------------------

      BBB+/Baa1                   0.525%                        0.000%

----------------------- ---------------------------- ---------------------------
----------------------- ---------------------------- ---------------------------

       BBB/Baa2                   0.625%                        0.000%

----------------------- ---------------------------- ---------------------------
----------------------- ---------------------------- ---------------------------

      <BBB-/Baa3                  0.975%                        0.000%
      -

======================= ============================ ===========================

                  Changes in the Applicable Margin shall become effective on the date on which S&P, Moody's and/or Fitch changes the rating it has issued for the Borrower's senior unsecured long-term debt. In the event of split ratings, if all three agencies issue a rating and if the ratings from two agencies are at the same level and the rating from the third agency is at a lower level, the higher rating shall apply; if the ratings from two agencies are at the same level and the rating from the third agency is at a higher level, the lower rating shall apply; if all three ratings are at different levels, the rating next below the highest of the three shall apply; if only two of such three agencies issue a rating, the lower of such ratings shall apply; if only one of such three agencies issues a rating, such rating shall apply.

          "Approved Fund": with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Asset Sale": any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $50,000,000.

          "Assignee": as defined in Section 9.6(c).

          "Assignment   and   Acceptance":   an   Assignment   and   Acceptance,
     substantially in the form of Exhibit B.

          "Assignor": as defined in Section 9.6(c).

          "Available Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Commitment then in effect over (b) such Lender's Loans then outstanding.

          "Benefitted Lender": as defined in Section 9.7(a).

          "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

          "Borrower": as defined in the preamble hereto.

          "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make
     Loans hereunder.

          "Business": as defined in Section 3.17(b).

          "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

          "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;
     (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

          "C/D Assessment Rate": for any day as applied to any ABR Loan, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance
     Corporation  (the  "FDIC")  classified  as   well-capitalized   and  within
     supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss. 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

          "C/D Reserve Percentage": for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board as in effect from time to time) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

          "Closing Date": the date on which the conditions precedent set forth in Section 4.1 shall have been satisfied, which date is October 30, 2000.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Commitment": as to any Lender, the obligation of such Lender, if any, to make Loans in an aggregate principal amount not to exceed the amount set forth under the heading "Commitment" opposite such Lender's name on
     Schedule 1.1 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Commitments is $700,000,000.

          "Commitment Period": the period from and including the Effective Date to the Termination Date.

          "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of
     Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

          "Competitive   Loans":   a  loan  made   pursuant   to  Section   2.2.

          "Competitive Bid": means an offer by a Lender to make a Competitive Loan in accordance with Section 2.2.

          "Competitive Bid Rate": means, with respect to any Competitive Bid, the Margin or Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

          "Competitive Bid Request": means a request by the Borrower for Competitive Bids in accordance with Section.2.2.

          "Confidential Information Memorandum": the Confidential Information Memorandum dated October 2000 and furnished to the Lenders.

          "Consolidated Capitalization": at any date, the sum of Consolidated Net Worth and Consolidated Indebtedness.

          "Consolidated Indebtedness": at any date, all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, as reflected on the balance sheet.

          "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the
     Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

          "Consolidated Net Worth": at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries under stockholders' equity at such date.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Core Gas Distribution Business": the distribution and sale at retail to customers of natural gas in the New York City boroughs of Brooklyn, Queens and Staten Island, the Long Island counties of Nassau and Suffolk, in Massachussets and in New Hampshire, as such business is conducted by KeySpan Energy Delivery New York, KeySpan Energy Delivery Long Island, Boston Gas, Colonial Gas, Essex Gas and EnergyNorth Natural Gas on the Effective Date.

          "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Disposition": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof, including the sale of Capital Stock of any Subsidiary owned by the Borrower or any of its Subsidiaries. The terms "Dispose" and "Disposed of" shall have correlative meanings.

          "Dollars" and "$": dollars in lawful currency of the United States.

          "Effective Date": the date on which the conditions precedent set forth in Section 4.1 and Section 4.2 shall have been satisfied, which date is November 6, 2000.

          "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

          "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

          "Eurodollar Competitive Loan": a Competitive Loan which bears interest based upon the Eurodollar Rate.

          "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

          "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                        ---------------------------------
                    1.00 - Eurocurrency Reserve Requirements

          "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Existing Credit Agreement": the credit agreement, dated as of November 8, 1999, among the Borrower, the several banks and other financial institutions or entities from time to time parties thereto, Citibank, N.A., as syndication agent, European American Bank, as Documentation Agent, and the Administrative Agent.

          "Facility Fee Rate": the rate per annum set forth below which corresponds with the most current rating of the Borrower's senior unsecured long-term debt issued by S&P, Moody's and/or Fitch, respectively.

=========================== =========================
         Ratings                  Facility Fee
=========================== =========================
           A/A2                      0.070%
--------------------------- -------------------------
--------------------------- -------------------------
          A-/A3                      0.075%
--------------------------- -------------------------
--------------------------- -------------------------
        BBB+/Baa1                    0.100%
--------------------------- -------------------------
--------------------------- -------------------------
         BBB/Baa2                    0.125%
--------------------------- -------------------------
--------------------------- -------------------------
       <BBB-/Baa3                   0.150%
       -
=========================== =========================

                  Changes in the Facility Fee shall become effective on the date on which S&P, Moody's and/or Fitch changes the rating it has issued for the Borrower's senior unsecured long-term debt. In the event of split ratings, if all three agencies issue a rating and if the ratings from two agencies are at the same level and the rating from the third agency is at a lower level, the higher rating shall apply; if the ratings from two agencies are at the same level and the rating from the third agency is at a higher level, the lower rating shall apply; if all three ratings are at different levels, the rating next below the highest of the three shall apply; if only two of such three agencies issue a rating, the lower of such ratings shall apply; if only one of such three agencies issues a rating, such rating shall apply.

          "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

          "Final Maturity Date": the date that is the one year anniversary of the Termination Date.

          "Fitch":  Fitch Investor  Services,  Inc. (or any successor  thereto).

          "Fixed Rate": with respect to a Competitive Loan, the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

          "Fixed Rate Competitive Loan": Competitive Loans which bear a rate of interest equal to the Fixed Rate.

          "Funding Office":  the office of the Administrative Agent specified in
     Section 9.2 or such ----other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

          "GAAP": generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 6.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 5.1(a). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

          "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Hedge Agreements": all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

          "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all preferred Capital Stock of such Person that is redeemable at the option of the holder thereof or that has any mandatory dividend, redemption or other required payment that could be required thereunder prior to the date that is one year after the Final Maturity
     Date, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Section 7(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

          "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent": pertaining to a condition of Insolvency.

          "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period (d) as to any Eurodollar Loan, the date of any repayment or prepayment made in respect thereof and (e) as to any Fixed Rate Competitive Loan, the last Business Day of the Interest Period applicable to such Loan as specified and accepted in the applicable Competitive Bid Request and, in the case of a Fixed Rate Competitive Loan with an Interest Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each Business Day prior to the last Business Day of such Interest Period that occurs at intervals of 90 days' duration after the first Business Day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as interest payment dates with respect to such borrowing.

          "Interest Period": (a) as to any Eurodollar Loan, (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

          (A) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

          (B) the Borrower may not select an Interest Period that would extend beyond the Termination Date;

          (C) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

          (D) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan; and

          (b) with respect to any Fixed Rate Competitive Loan, the period (which shall not be less than 7 days or more than 360 days) commencing on the date of such borrowing and ending on the date specified in the applicable Competitive Bid Request; provided that (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall extend to the next succeeding Business Day and (ii) the Borrower may not select an Interest Period that would extend beyond the Termination Date.

          "Lenders": as defined in the preamble hereto.

          "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

          "Loans": as defined in Section 2.1(a).

          "Loan Documents": this Agreement and the Notes.

          "Margin" means, with respect to any Competitive Loan bearing interest at a rate based on the Eurodollar Rate, the marginal rate of interest, if any, to be added to or subtracted from the Eurodollar Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

          "Material Adverse Effect": a material adverse effect on the business, property, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

          "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Morgan": Morgan Guaranty Trust Company of New York.

          "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Moody's": Moody's Investors Service, Inc. (or any successor thereto).

          "Net Cash Proceeds": (a) in connection with any Asset Sale, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any sale of Capital Stock, the cash proceeds received from such sale, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

          "Non-Excluded    Taxes":    as    defined    in    Section    2.14(a).

          "Non-U.S. Lender": as defined in Section 2.14(d).

          "Notes": the collective reference to any promissory note evidencing Loans.

          "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

          "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "Participant": as defined in Section 9.6(b).

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

          "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

          "Properties": as defined in Section 3.17(a).

          "Reference Lender": The Chase Manhattan Bank.

          "Register": as defined in Section 9.6(d).

          "Regulation U": Regulation U of the Board as in effect from time to time.

          "Reorganization":   with  respect  to  any  Multiemployer   Plan,  the
     condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.ss.4043.

          "Required Lenders": at any time, the holders of more than 50% of the sum of the Commitments then in effect, provided that (i) for purposes of declaring the Loans to be due and payable, and/or the Commitments to be terminated pursuant to Section 7, and (ii) for all purposes after the Commitments have been terminated, such term shall mean the holders of more than 50% of the Loans outstanding.

          "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer": the chief executive officer, president, treasurer, secretary or chief financial officer of the Borrower, but in any event, with respect to financial matters, the treasurer or chief financial officer of the Borrower.

          "Revolving  Facility":  the Commitments and the Loans made thereunder.

          "Revolving Percentage": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the Total Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding.)

          "S&P":   Standard  &  Poor's  Rating  Services,   a  division  of  The
     McGraw-Hill Companies, Inc. (or any successor thereto).

          "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

          "Significant Subsidiary": at any particular time, any Subsidiary and any other Affiliate of the Borrower which is engaged in the Core Gas Distribution Business.

          "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

          "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned (or, in the case of Eastern Enterprises, anticipated to be owned), or the management of which is (or, in the case of Eastern Enterprises, is anticipated to be) otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Termination Date": September 20, 2001.

          "Total Commitments": at any time, the aggregate amount of the Commitments then in effect.

          "Transferee": any Assignee or Participant.

          "Type":  as to any Loan,  its  nature  as an ABR Loan or a  Eurodollar
     Loan.

          "United States": the United States of America.

     1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto,
     (i) accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), and (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   Section 2 AMOUNT AND TERMS OF COMMITMENTS

     2.1 Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which does not exceed the amount of such Lender's Commitment. During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Loans may from time to time be Eurodollar Loans, ABR Loans or Competitive Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections
2.3 and 2.7.

          (b) Any Loans outstanding on the Termination Date will mature and be payable on the Final Maturity Date.

     2.2 Competitive Bid Procedure. (a) Subject to the terms and conditions set forth herein, from time to time the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that while Competitive Loans are outstanding, the Available Commitments shall be reduced by the aggregate amount of such Competitive Loans. To request Competitive Bids, the Borrower shall notify the Administrative Agent of such request by telephone, in the case of a Eurodollar Loan, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed borrowing and, in the case of an ABR Loan, not later than 10:00 a.m., New York City time, one Business Day before the date of the proposed borrowing; provided that the Borrower may submit up to (but not more than) three Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information:

          (i) the aggregate amount of the requested Loan;

          (ii) the date of such Loan, which shall be a Business Day;

          (iii) whether such Loan is to be a Eurodollar Loan or a Fixed Rate Competitive Loan;

          (iv) the maturity for such Loan, which shall range from 7 to 360 days (but not to extend past the Termination Date; and

          (v) the Interest Period, if applicable, for such Loan, which shall be a period contemplated by the definition of the term "Interest Period".

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

          (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a Eurodollar Loan, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Loan, and in the case of an ABR Loan, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Loan. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Loan requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

          (c) The Administrative Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

          (d) Subject only to the provisions of this paragraph, the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurodollar Loan, not later than 10:30a.m., New York City time, three Business Days before the proposed date of the Competitive Loan, and in the case of an ABR Loan, not later than 10:30a.m., New York City time, on the proposed date of the Competitive Loan; provided that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Loan specified in the related Competitive Bid
     Request, (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

          (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

          (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

     2.3 Procedure for Loan Borrowing. The Borrower may borrow under the Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Any Loans made on the Effective Date shall initially be ABR Loans. Each borrowing under the Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

     2.4 Facility Fees, etc.(a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee for the period from and including the Closing Date until all of the Obligations have been repaid and the Commitments have been terminated, computed at the Facility Fee Rate on the Revolving Percentage of such Lender of the total amount of the Revolving Facility (drawn or undrawn), payable quarterly in arrears on the last day of each March, June, September and December and on the Final Maturity Date, commencing on the first of such dates to occur after the date hereof.

          (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

     2.5 Termination or Reduction of Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that no such termination or reduction of Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the aggregate principal amount of (i) the Loans outstanding and (ii) any Competitive Loans outstanding, would exceed the Total Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Commitments then in effect. The Administrative Agent will, in accordance with its usual practice, notify the Lenders of each such termination or reduction.

     2.6 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.15. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Loans that are ABR Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Competitive Loans may not be prepaid without the consent of the relevant Lender.

     2.7 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the
Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in
     Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

     2.8 Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

     2.9 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

          (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

          (c) Each Competitive Loan shall bear interest in accordance with the applicable Competitive Bid Rate.

          (d) (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2%, and (ii) if all or a portion of any interest payable on any Loan or any facility fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full.

          (e) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (d) of this Section shall be payable from time to time on demand.

     2.10 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.9(a).

     2.11 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or that such Eurodollar rate is not available; or

          (b) the Administrative Agent shall have received notice from the Required Lenders (or, in the case of a Eurodollar Competitive Loan, the Lender that is required to make such Loan) that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders or Lender, as the case may be (as conclusively certified by such Lenders, or Lender as the case may be) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (w) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (x) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans, (y) any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans and
(z) any request by the Borrower for a Eurodollar Competitive Loan shall be ineffective. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

     2.12 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any facility fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Revolving Percentage as the case may be, of the relevant Lenders.

          (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders.

          (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

          (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans, on demand, from the Borrower.

          (e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

     2.13 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.14 and changes in the rate of tax on the overall net income of such Lender);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

          (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

          (c) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Requirement of Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

          (d) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     2.14 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

          (d) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit D and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

          (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

          (f) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     2.15 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto or (d) the making of a prepayment of a Competitive Loan. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     2.16 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.13 or 2.14(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section
2.13 or 2.14(a).

     2.17 Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section
2.13 or 2.14(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.16 so as to eliminate the continued need for payment of amounts owing pursuant to
Section 2.13 or 2.14(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.15 if any Eurodollar Loan or Eurodollar Competitive Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.13 or 2.14(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                    Section 3 REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

     3.1 Financial Condition. The audited consolidated and, to the extent available, unconsolidated balance sheets of the Borrower at December 31, 1998 and December 31, 1999, and the related consolidated and, to the extent available, unconsolidated statements of income and of cash flows for the nine month period ended on December 31, 1998 and the fiscal year ended on December 31, 1999, reported on by and accompanied by an unqualified report from Arthur Andersen L.P., present fairly the consolidated and unconsolidated financial condition of the Borrower as at such date, and the consolidated and unconsolidated results of its operations and its consolidated and unconsolidated cash flows for the respective fiscal years then ended. The unaudited consolidated and, to the extent available, unconsolidated balance sheet of the Borrower as at June 30, 2000 and the related unaudited consolidated and, to the extent available, unconsolidated statements of income and cash flows for the six-month period ended on such date, present fairly the consolidated and unconsolidated financial condition of the Borrower as at such date, and the consolidated and unconsolidated results of its operations and its consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph, except Guarantee Obligations of Indebtedness of the Borrower and/or any of its Subsidiaries so long as the Indebtedness in respect of which such Guarantee Obligations arise is reflected in such financial statements. During the period from July 1, 2000 to and including the date hereof there has been no Disposition by the Borrower of any material part of its business or property.

     3.2 No Change. Since December 31, 1999 there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

     3.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Significant Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     3.4 Corporate Power; Authorization; Enforceable Obligations. The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents and to borrow hereunder. The Borrower has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents and to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except consents, authorizations, filings and notices described in Schedule 3.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect. Each Loan Document has been duly executed and delivered on behalf of the Borrower. This
Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     3.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation. No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

     3.6 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

     3.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     3.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, except to the extent failure to have such title could not reasonably be expected to have a Material Adverse Effect, and none of such property is subject to any Lien except as permitted by Section 6.2.

     3.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted, except to the extent failure to have such ownership or license could not reasonably be expected to have a Material Adverse Effect. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, except to the extent any such claim could not reasonably be expected to have a Material Adverse Effect, nor does the Borrower know of any valid basis for any such claim. The use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect, except to the extent any such infringement could not reasonably be expected to have a Material Adverse Effect.

     3.10 Taxes. Each of the Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no material tax Lien has been filed, and, to the knowledge of the Borrower, no material claim is being asserted, with respect to any such tax, fee or other charge.

     3.11 Federal Regulations. No part of the proceeds of any Loans will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board.

     3.12 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

     3.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan which could reasonably be expected to result in a Material Adverse Effect has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

     3.14 Investment Company Act; Other Regulations. Neither the Borrower nor any of its Subsidiaries is (i) an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940. The Borrower, after the completion of the acquisition of Eastern Enterprises, will be a registered "holding company" under the Public Utility Holding Company Act of 1935, as amended, and will be subject to regulation by the Securities and Exchange Commission. Neither the Borrower nor any of its Subsidiaries is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

     3.15 Subsidiaries. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, (a) Schedule 3.15 sets forth the name and jurisdiction of incorporation of each Significant Subsidiary and, as to each such Subsidiary, the percentage of each class of
Capital  Stock  owned  by  the  Borrower  and  (b)  there  are  no   outstanding
subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Significant Subsidiary, except as created by the Loan Documents.

     3.16 Use of Proceeds. The proceeds of the Loans shall be used for general corporate purposes (including commercial paper back-up liquidity) of the Borrower and its Subsidiaries in the ordinary course of business.

     3.17 Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

          (a) the facilities or properties owned, leased or operated by the Borrower and any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

          (b) neither the Borrower nor any of its Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business"), nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

          (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

          (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

          (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

          (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

          (g) neither the Borrower nor any of its Subsidiaries has assumed any liability of any other Person under Environmental Laws.

     3.18 Accuracy of Information, etc. No statement or information contained in this Agreement, the Notes, the Confidential Information Memorandum or any other document, certificate or statement furnished by or on behalf of the Borrower to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact known to the Borrower that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby.

                         Section 4 CONDITIONS PRECEDENT

     4.1 Conditions to Closing Date. The Closing Date shall be the date upon which the following conditions precedent shall have been fulfilled:

          (a) Credit Agreement. The Administrative Agent shall have received this Agreement, executed and delivered by the Administrative Agent, the Borrower and each Person listed on Schedule 1.1.

          (b) Financial Statements. The Lenders shall have received (i) audited consolidated and, to the extent available, unconsolidated financial statements of the Borrower for the nine month period ended December 31, 1998 and for the 1999 fiscal year and (ii) unaudited interim consolidated and, to the extent available, unconsolidated financial statements of the Borrower for each quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

          (c) Approvals. All governmental and third party approvals necessary in connection with the continuing operations of the Borrower and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect.

          (d) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date.

          (e) Closing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit A, with appropriate insertions and attachments.

          (f) Legal Opinions. The Administrative Agent shall have received the executed legal opinion of Richard A. Rapp, Jr., vice president, deputy general counsel and secretary of the Borrower and its Subsidiaries, substantially in the form of Exhibit C. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (g) Reaffirmation of Commercial Paper Ratings. The Borrower shall have reaffirmed the indicative rating of its commercial paper of at least A2 from S&P and P2 from Moody's.

     4.2 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it hereunder is subject to the satisfaction, prior to or concurrently with the making of such extension of credit, of the conditions contained in Section 4.1 and of the following condition precedent:

          (a) Termination of Existing Credit Agreement. The Existing Credit Agreement shall have been terminated and all amounts owed thereunder shall have been paid.

     4.3 Conditions to Each Extension of Credit.The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a) Representations and Warranties.Each of the representations and warranties made by the Borrower in or pursuant to this Agreement shall be true and correct on and as of such date as if made on and as of such date.

          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 4.3 have been satisfied.

                        Section 5 AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to:

     5.1  Financial  Statements.  Furnish to the  Administrative  Agent and each
Lender:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income and of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Arthur Andersen L.P. or other independent certified public accountants of nationally recognized standing; and

          (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

     5.2 Certificates; Other Information. Furnish to the Administrative Agent and each Lender (or, in the case of clause (c), to the relevant Lender):

          (a) concurrently with the delivery of any financial statements pursuant to Section 5.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, a compliance certificate containing all information and calculations necessary for determining compliance with the provisions of Section 6.1 of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be;

          (b) within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC; and

          (c) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

     5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where (i) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be or (ii) the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     5.4 Maintenance of Existence; Compliance. (a) In the case of the Borrower and each of its Significant Subsidiaries, (i) preserve, renew and keep in full force and effect its corporate existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by
Section 5.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     5.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including, in any event, public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

     5.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

     5.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

          (a) the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding that may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, that, in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $25,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

          (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

          (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

     5.8 Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

     5.9 Transaction with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliates (other than the Borrower) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate, subject to any requirement under the Public Utility Holding Company Act of 1935, as amended.

                          Section 6 NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

     6.1 Financial Condition Covenant. (a) Permit the ratio of Consolidated Indebtedness to Consolidated Capitalization as at the last day of any fiscal quarter to exceed 0.65:1.0.

          (b) Permit the Consolidated Net Worth at any time to be less than the sum of (i) 75% of Consolidated Net Worth as of the Closing Date until the Effective Date, (ii) 75% of pro forma Consolidated Net Worth as of the Effective Date, (iii) 25% of positive quarterly Consolidated Net Income for each fiscal quarter ending after the Closing Date and (iv) 75% of the amount by which Consolidated Net Worth is increased by reason of any issuance by the Borrower of Capital Stock consummated after the Closing Date.

     6.2 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (f) Liens in existence on the date hereof listed on Schedule 6.2(f), securing Indebtedness outstanding on the date hereof, provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred to finance the acquisition of fixed or capital assets (including, without limitation, Capital Lease Obligations), provided that
     (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets and (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness;

          (h) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased; and

          (i) Liens not  otherwise  permitted by this Section so long as neither
     (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $25,000,000 at any one time.

     6.3 Fundamental Changes. In the case of the Borrower and any Significant Subsidiary, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that:

          (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower or a Significant Subsidiary of the Borrower (provided that the Borrower, the Significant Subsidiary or another Significant Subsidiary, as the case may be, shall be the continuing or surviving corporation);

          (b) any Significant Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower; and

          (c) any Disposition permitted under Section 6.4.

     6.4 Disposition of Property. (a) Dispose of any of the Borrower's or any Significant Subsidiaries' property, whether now owned or hereafter acquired, or, in the case of any Significant Subsidiary, issue or sell any shares of such Significant Subsidiary's Capital Stock to any Person, except:

          (i) the Disposition of obsolete or worn out property in the ordinary course of business;

          (ii) the sale of inventory in the ordinary course of business;

          (iii) Dispositions permitted by Section 6.3 (b); and

          (iv) the sale or issuance of any Significant Subsidiary's Capital Stock to the Borrower or any other Significant Subsidiary; and

          (b) Permit any Asset Sale, other than any permitted under clause 6.4(a) above, except to the extent that the Net Cash Proceeds thereof received by the Borrower or any of its Subsidiaries shall be applied on the date of receipt thereof (or as soon as reasonably possible) to reduce Consolidated Indebtedness by an amount equal to such Net Cash Proceeds.

     6.5 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (c) any agreements listed on Schedule 6.5 and any extensions, renewals or replacements thereof having substantially similar provisions with respect thereto.

     6.6 Limitation on Restrictions on Distributions from Subsidiaries. Create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Subsidiary to pay dividends or make any other distribution on its Capital Stock, other than any encumbrance or restriction pursuant to an agreement in effect on the Closing Date as set forth on Schedule 6.6, or imposed by any Governmental Authority.

                          Section 7 EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

          (b) any representation or warranty made or deemed made by the Borrower herein or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

          (c) the Borrower shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 5.4(a), Section 5.7(a) or Section 6 of this Agreement; or

          (d) the Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or any Lender; or

          (e) the Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of such default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $25,000,000; or

          (f) (i) the Borrower, any of its Significant Subsidiaries or, should such commencement have or reasonably be expected to have a Material Adverse Effect, any of its other Subsidiaries, shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower, any of its Significant Subsidiaries or, should such assignment have or be reasonably expected to have a Material Adverse Effect, any of its other Subsidiaries, shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower, any of its Significant Subsidiaries, or, should such commencement have or be reasonably expected to have a Material Adverse Effect, any of its other Subsidiaries, any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower, any of its Significant Subsidiaries, or, should such commencement have or be reasonably expected to have a Material Adverse Effect, any of its other Subsidiaries, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower, any of its Significant Subsidiaries, or, should any such action have or be reasonably expected to have a Material Adverse Effect, any of its other Subsidiaries, shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower, any of its Significant Subsidiaries, or, should any such failure or inability have or be reasonably expected to have a Material Adverse Effect, any of its other Subsidiaries, shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

          (h) one or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $25,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

          (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 20% of the outstanding common stock of the Borrower;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                       Section 8 THE ADMINISTRATIVE AGENT

     8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

     8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

     8.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

     8.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

     8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     8.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any affiliate of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any affiliate of the Borrower that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     8.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

     8.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent was not the Administrative Agent. With respect to its Loans made or renewed by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     8.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7(a) or Section 7(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                            Section 9 MISCELLANEOUS

     9.1  Amendments  and  Waivers.  Neither  this  Agreement,  any  other  Loan
Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1. The
Required Lenders and the Borrower may, or, with the written consent of the Required Lenders, the Administrative Agent and the Borrower may, from time to time, (a) enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of the Lenders or of the Borrower hereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) eliminate or reduce any voting rights under this Section 9.1, forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Commitments, in each case without the consent of each Lender directly affected thereby; (ii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the consent of all Lenders; (iii) amend, modify or waive any provision of Section 8 without the consent of the Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

         The Borrower:                      KeySpan Corporation
                                            One MetroTech Center
                                            Brooklyn, New York  11201
                                            Attention:  Treasurer
                                            Telecopy:  (718) 403-2042

         The Administrative Agent:          The Chase Manhattan Bank
                                            Brooklyn Middle Market Bank Group
                                            Four MetroTech Center
                                            Brooklyn, New York  11245
                                            Attention:  Peter D'Agostino
                                            Telecopy:  (718) 242-3837

         with a copy to:                    The Chase Manhattan Bank
                                            Agency Bank Services
                                            One Chase Manhattan Plaza
                                            New York, New York
                                            Telecopy: (212) 552-7400

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

     9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     9.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

     9.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower any of its Subsidiaries or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 9.5 shall be payable promptly after written demand therefor. The agreements in this
Section 9.5 shall survive repayment of the Loans and all other amounts payable hereunder.

     9.6 Successors and Assigns; Participations and Assignments.(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitments of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 9.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.14, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender (an "Assignor") may, in accordance with applicable law, at any time and from time to time assign to any Lender, any affiliate of any Lender or any Approved Fund or, with the consent of the Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or, except in the case of an outstanding
     Competitive Loan, any part of its rights or obligations under this Agreement pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender, any affiliate of any Lender or any Approved Fund) shall be in an aggregate principal amount of less than $1,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its related Approved Funds, if any. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section 9.6, the consent of the Borrower shall not be required for any assignment that occurs when an Event of Default pursuant to Section 7(f) shall have occurred and be continuing with respect to the Borrower.

          (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

          (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by
     Section 9.6(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall
     (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

          (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 9.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

          (g) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (f) above.

     9.7 Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender, if any Lender (a "Benefitted Lender") shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to
Section 7, receive any payment of all or part of the Obligations owing to it (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, as shall be necessary to cause such Benefitted Lender to share the excess payment ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

     9.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

     9.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     9.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

     9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     9.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, as the case may be at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

     9.13    Acknowledgements.    The   Borrower   hereby   acknowledges   that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

     9.14 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by the Borrower pursuant to this Agreement that is designated by the Borrower as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the
Administrative Agent, any other Lender, any affiliate of any Lender or any Approved Fund, (b) to any Transferee or prospective Transferee that agrees to comply with the provisions of this Section, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority,
(e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding,
(g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

     9.15 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                                  (End of Page)

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                             KEYSPAN CORPORATION


                             By:/s/ Michael J. Taunton
                                ----------------------
                                Name: Michael J. Taunton
                                Title: Vice President and Treasurer


                             THE CHASE MANHATTAN BANK, as Administrative Agent and as a Lender

                             By:/s/ Peter J. D'Agostino
                                -----------------------
                                Name:  Peter J. D'Agostino
                                Title:  Vice President


                             CITIBANK N.A., as Syndication Agent and as a Lender


                              By:/s/ Sandip Sen
                                 ---------------
                                 Name:  Sandip Sen
                                 Title: Managing Director / Attorney-in-Fact

                              EUROPEAN AMERICAN BANK, as Documentation Agent and as a Lender


                              By:/s/ Frederic J. Hugue
                                 ---------------------
                                  Name:  Frederick J. Hugue
                                  Title: Group Vice President

                              THE BANK OF NEW YORK, as Co-Agent and as a Lender


                              By: /s/ John Watt
                                 --------------
                              Name:  John Watt
                              Title: Vice President

                              THE BANK OF NOVA SCOTIA, as Co-Agent and as a
                              Lender


                              By: /s/ Todd S. Meller
                                 -------------------
                              Name:  Todd S. Meller
                              Title:  Managing Director

                              BANK ONE, NA (MAIN OFFICE -CHICAGO), as Co-Agent and as a Lender


                              By: /s/ Jane A. Bek
                                  ---------------
                              Name:  Jane A. Bek
                              Title:  Vice President

                              BARCLAYS BANK PLC, as Co-Agent and as a Lender


                              By: /s/ Douglas Bernegger
                                  ---------------------
                              Name:  Douglas Bernegger
                              Title:  Director

                              THE DAI-ICHI KANGYO BANK, LTD., as Co-Agent and as a Lender


                              By: /s/ Azlan S. Ahmad
                                  ------------------
                              Name:  Azlan S. Ahmad
                              Title: Assistant Vice President

                              FLEET NATIONAL BANK, as Co-Agent and as a Lender


                              By: /s/ Michael M. Pauli
                                  --------------------
                              Name:  Michael M. Pauli
                              Title:

                              THE INDUSTRIAL BANK OF JAPAN, LIMITED, as Co-Agent and as a Lender


                              By: /s/ Takuya Honjo
                                  ----------------
                                  Name:  Takuya Honjo
                                  Title: Deputy General Manager

                              MELLON BANK, N.A., as Co-Agent and as a Lender


                              By: /s/ Mark W. Rogers
                                  ------------------
                              Name:  Mark W. Rogers
                              Title: Vice President

                              THE ROYAL BANK OF SCOTLAND PLC, as Co-Agent and as a Lender


                              By: /s/ Lee Morse
                                  -------------
                              Name:  Lee Morse
                              Title:  Vice President

                              ABN AMRO BANK N.V., as a Lender


                              By: /s/ William R. Hale
                                  -------------------
                              Name:  William R. Hale
                              Title: Senior Vice President


                              By: /s/ Gregory Babaya
                                  ------------------
                              Name:  Gregory Babaya
                              Title: Assistant Vice President

                              BANK HAPOALIM B.M., as a Lender


                              By: /s/ James P. Surless
                                  --------------------
                              Name:  James P. Surless
                              Title: Vice President


                              By: /s/ Laura Anne Raffa
                                  --------------------
                              Name:  Laura Anne Raffa
                              Title: First Vice President and Corporate Manager

                              BANK OF AMERICA, N.A. , as a Lender


                              By: /s/ Andrew M. Hensley
                                  ---------------------
                              Name:  Andrew M. Hensley
                              Title: Associate

                              CREDIT LYONNAIS NEW YORK BRANCH, as a Lender


                              By: /s/ Philippe Soustra
                                  --------------------
                              Name:  Philippe Soustra
                              Title: Senior Vice President

                              PNC BANK, NATIONAL ASSOCIATION, as a Lender


                              By: /s/ Mark W. Rutherford
                                  ----------------------
                              Name:  Mark W. Rutherford
                              Title: Senior Vice President

                              ROYAL BANK OF CANADA, as a Lender


                              By: /s/ N.G. Millar
                                  ---------------
                              Name:  N.G. Millar
                              Title: Senior Manager

                              UNION BANK OF CALIFORNIA, N.A. , as a Lender


                              By: /s/ Grant K. Ahearn
                                  -------------------
                              Name:  Grant K. Ahearn
                              Title: SVP

                               WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH, as a Lender


                               By: /s/ Duncan M. Robertson
                                   -----------------------
                               Name:  Duncan M. Robertson
                               Title: Director

                               By: /s/ Anthony Alessandro
                                   ----------------------
                               Name:  Anthony Alessandro
                               Title: Manager

                                                                                                    Schedule 1.1
                                                             COMMITMENTS

-------------------------------------------------------------- ---------------------------------------------------
LENDER                                                                           COMMITMENT
-------------------------------------------------------------- ---------------------------------------------------
-------------------------------------------------------------- ---------------------------------------------------

THE CHASE MANHATTAN BANK                                                          $55,000,000
-------------------------------------------------------------- ---------------------------------------------------
-------------------------------------------------------------- ---------------------------------------------------

CITIBANK, NA                                                                      $55,000,000
-------------------------------------------------------------- ---------------------------------------------------
-------------------------------------------------------------- ---------------------------------------------------

THE BANK OF NEW YORK                                                              $45,000,000
-------------------------------------------------------------- ---------------------------------------------------
-------------------------------------------------------------- ---------------------------------------------------

THE BANK OF NOVA SCOTIA                                                           $45,000,000
-------------------------------------------------------------- ---------------------------------------------------
-------------------------------------------------------------- ---------------------------------------------------

BANK ONE, NA                                                                      $45,000,000
-------------------------------------------------------------- ---------------------------------------------------
-------------------------------------------------------------- ---------------------------------------------------

BARCLAYS BANK PLC                                                                 $45,000,000
-------------------------------------------------------------- ---------------------------------------------------
-------------------------------------------------------------- ---------------------------------------------------

FLEET NATIONAL BANK                                                               $45,000,000
-------------------------------------------------------------- ---------------------------------------------------
-------------------------------------------------------------- ---------------------------------------------------

MELLON BANK, N.A.                                                                 $45,000,000
-------------------------------------------------------------- ---------------------------------------------------
-------------------------------------------------------------- ---------------------------------------------------

THE ROYAL BANK OF SCOTLAND PLC                                                    $45,000,000
-------------------------------------------------------------- ---------------------------------------------------
-------------------------------------------------------------- ---------------------------------------------------

THE INDUSTRIAL BANK OF JAPAN, LIMITED/                                            $45,000,000
THE DAI-ICHI KANGYO BANK, LTD.
-------------------------------------------------------------- ---------------------------------------------------
-------------------------------------------------------------- ---------------------------------------------------

ABN AMRO BANK, N.V.                                                               $27,500,000
-------------------------------------------------------------- ---------------------------------------------------
-------------------------------------------------------------- ---------------------------------------------------

EUROPEAN AMERICAN BANK                                                            $27,500,000
-------------------------------------------------------------- ---------------------------------------------------
-------------------------------------------------------------- ---------------------------------------------------

BANK OF AMERICA, N.A.                                                             $25,000,000
-------------------------------------------------------------- ---------------------------------------------------
-------------------------------------------------------------- ---------------------------------------------------

BANK HAPOALIM B.M.                                                                $25,000,000
-------------------------------------------------------------- ---------------------------------------------------
-------------------------------------------------------------- ---------------------------------------------------

CREDIT LYONNAIS                                                                   $25,000,000
-------------------------------------------------------------- ---------------------------------------------------
-------------------------------------------------------------- ---------------------------------------------------

PNC BANK, NATIONAL ASSOCIATION                                                    $25,000,000
-------------------------------------------------------------- ---------------------------------------------------
-------------------------------------------------------------- ---------------------------------------------------

ROYAL BANK OF CANADA                                                              $25,000,000
-------------------------------------------------------------- ---------------------------------------------------
-------------------------------------------------------------- ---------------------------------------------------

UNION BANK OF CALIFORNIA, N.A                                                     $25,000,000
-------------------------------------------------------------- ---------------------------------------------------
-------------------------------------------------------------- ---------------------------------------------------

WESTDEUTSCHE LANDESBANK GIROZENTRALE                                              $25,000,000
-------------------------------------------------------------- ---------------------------------------------------
-------------------------------------------------------------- ---------------------------------------------------

TOTAL                                                                             $700,000,000
-------------------------------------------------------------- ---------------------------------------------------

                                                                    Schedule 3.4
                  Consents, Authorizations, Filings and Notices
                  ---------------------------------------------


Except the Order of the Securities Exchange Commission required under the Public Utility Holding Company Act of 1935, as amended, which Order is not required until the consummation of the acquisition of Eastern Enterprises.

                                                                   Schedule 3.15
                            Significant Subsidiaries
                            ------------------------


The Brooklyn Union Gas Company d/b/a KeySpan Energy Delivery New York, incorporated in New York State, 100% ownership

KeySpan Gas East Corporation d/b/a KeySpan Energy Delivery Long Island, incorporated in New York State, 100% ownership

And in addition to the above, as of the date of consummation of the acquisition of Eastern Enterprises:

Boston Gas Company, incorporated in the State of Massachusetts, 100% ownership

Colonial Gas Company, incorporated in the State of Massachusetts, 100% ownership

Essex Gas Company, incorporated in the State of Massachusetts, 100% ownership

EnergyNorth  Natural  Gas  Incorporated,   incorporated  in  the  State  of  New
Hampshire, 100% ownership

                                                                Schedule 6.02(f)

                                 Existing Liens





                                                                                                   Shelf
                                          Interest              Maturity           Balance        Capacity
        Issue as of 9/01/00                 Rate                  Date              ($000)         ($000)
--------------------------------------------------------------------------------------------------------------
Colonial Gas Company

               First Mortgage Bonds
                          Series CH         8.80%                 2022                   25,000

               First Mortgage MTN'S
                              MTA-1     6.44% / 7.38%          2005 / 2025               10,000
                              MTA-2     6.08% / 6.90%          2005 / 2025               10,000
                              MTA-3         6.94%                 2026                   10,000
                              MTA-5         6.88%                 2008                   10,000
                              MTA-6         6.81%                 2027                   15,000
                              MTA-7         6.38%                 2008                   10,000
                                                                               -----------------
                                                               Subtotal For MTA          65,000

                              MTB-1     6.34% / 7.12%          2008 / 2028               20,000
                              MTB-2         5.50%                 2003                   10,000
                                                                               -----------------
                                                               Subtotal For MTB          30,000        75,000

Total Colonial Gas Company                                                              165,000

Essex County Gas Company
               First Mortgage Bonds
                               1996         7.28%                 2016                   10,000
                               1990        10.10%                 2001                    8,000

             Total Essex County Gas                                                      18,000

EnergyNorth Natural Gas, Inc.
                     Mortgage Bonds
                   4th Supplemental         8.44%                 2009                    3,000
                   2nd Supplemental         9.70%                 2019                    7,000
                   3rd Supplemental         9.75%                 2020                   10,000
                   6th Supplemental         7.40%                 2027                   21,872

Total EnergyNorth Natural Gas, Inc.                                                      41,872

Midland Enterprises
          First Ship Mortgage Bonds         6.25%                 2008                   69,088

First Ship Mortgage Medium Term Notes
                                              8.10%              4/10/02                  3,000
                                              9.73%             12/15/05                 10,000
                                              9.75%              12/5/05                  3,000
                                              9.13%              8/15/06                 10,000
                                              9.70%              6/20/07                  5,000
                                              8.20%              4/10/07                 10,000
                                              9.60%              8/6/10                   5,000
                                              9.85%              7/19/10                 10,000
                                              8.70%              4/9/12                  12,000
                       Deposited Monies                                                   (737)

Total Midland Enterprises                                                               136,351


EnergyNorth Realty, Inc.
                  Mortgage NotesPayable       8.00%              2/1/08                     761


KeySpan Ravenswood Inc.
                                              Master Lease
                                                 Agreement              6/18/04         425,000

                                                                               -----------------
Grand Total                                                                             786,984
                                                                               =================

Assets pledged in connection with the Senior Credit Agreement between KeySpan Energy Development Corporation and Bank of Montreal, dated October 13, 2000.

                                                                   Schedule 6.05
                        Existing Negative Pledge Clauses



Assets pledged pursuant to Colonial Gas Company's Fuel Inventory Trust.

Assets pledged pursuant to EnergyNorth Natural Gas Inc.'s Fuel Inventory Trust.

Assets secured in connection with the following series of Colonial Gas Company's First Mortgage Bonds:

                            8.80% Series CH due 2022

Assets secured in connection with the following series of Colonial Gas Company's First Mortgage Medium Term Notes:
                           6.44% / 7.38% Series MTA-1 due 2005 / 2025
                           6.08% / 6.90% Series MTA-2 due 2005 / 2025
                           6.94% Series MTA-3 due 2026
                           6.88% Series MTA-5 due 2008
                           6.81% Series MTA-6 due 2027
                           6.38% Series MTA-7 due 2008
                           6.34% / 7.12% Series MTB-1 due 2008 / 2028
                           5.50% Series MTB-2 due 2003

Assets secured in connection with the following series of Essex County Gas Company's First Mortgage Bonds:
                           7.28% Series 1996 due 2016
                           10.10% Series 1990 due 2001

Assets secured in connection with the following series of EnergyNorth Natural Gas, Inc. Mortgage Bonds:

                     8.44% Series 4th Supplemental due 2009
                     9.70% Series 2nd Supplemental due 2019
                     9.75% Series 3rd Supplemental due 2020
                     7.40% Series 6th Supplemental due 2027

Assets secured in connection with the following series of Midland Enterprises First Ship Mortgage Bonds:

                              6.25% Series due 2008

Assets secured in connection with the following series of Midland Enterprises First Ship Mortgage Medium Term Notes:
                         8.10% Series due April 10, 2002
                         9.73% Series due December 15, 2005
                         9.75% Series due December 5, 2005
                         9.13% Series due August 15, 2006
                         9.70% Series due June 20, 2007
                         8.20% Series due April 10, 2007
                         9.60% Series due August 6, 2010
                         9.85% Series due July 19, 2010
                         8.70% Series due April 9, 2012




Assets secured in connection with the EnergyNorth Realty Inc. 8% Mortgage Notes Payable due February 1, 2008.

Security provision set forth in Letter of Credit Agreement between Toronto Dominion Inc. and KeySpan Generation LLC dated December 30, 1997, as amended.

Insurance Agreement dated October 27, 1999, between Ambac Assurance Corporation and KeySpan Generation LLC with respect to $41,125,000 Pollution Control Revenue Bonds (KeySpan Generation LLC Project 1999 Series A).

Provision set forth in the Loan Agreement between VGS Propane, LLC and Fleet Bank - NH and Capital Contribution Agreement between Northern New England Gas Corporation, EnergyNorth Propane , Inc. VGS Propane, LLC and Fleet Bank - NH between dated March 16, 1998.

Provisions set forth in the Credit Agreement among KeySpan Corporation and several lenders, with Chase Manhattan Bank as administrative agent, dated September 22. 2000.

Provisions set forth in the proposed Bridge Credit Agreement among KeySpan Corporation and several lenders, with Morgan Guaranty Trust Company of New York as administrative agent and Chase Manhattan Bank as syndication agent.

Assets pledged in connection with the Senior Credit Agreement between KeySpan Energy Development Corporation and Bank of Montreal dated October 13, 2000.

Provisions set forth in the Credit Agreement among KeySpan Corporation and several lenders, with Chase Manhattan Bank as administrative agent, dated November 8, 1999, with proposed renewal in November 2000.

                                                                    Schedule 6.6

                      Existing Limitations on Restrictions
                       on Distributions from Subsidiaries
                       ----------------------------------



Limitations  set forth in the Public  Service  Commission  Order dated April 14,
1998.

Limitations set forth in the New Hampshire Public Utility Commission Order dated May 8, 2000.

                                    EXHIBIT A
                             TO THE CREDIT AGREEMENT


                                     FORM OF
                               CLOSING CERTIFICATE


                  I, the undersigned, [President/Vice President/Chief Financial Officer] of KEYSPAN CORPORATION, a corporation organized and existing under the laws of the State of New York (the "Borrower"), do hereby certify on behalf of the Borrower that:

                  1. This Certificate is furnished pursuant to the Credit Agreement, dated as of October 30, 2000, among the Borrower, the Lenders parties thereto, Citibank N.A., as Syndication Agent, European American Bank, as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

                  2. The following named individuals are elected or appointed officers of the Borrower, and each holds the office of the Borrower set forth opposite his or her name and has held such office since __________________, ____1. The signature written opposite the name and title of each such officer is his or her genuine signature.

     Name2                   Office                    Signature

     ----------------        ----------------          ----------------------

     ----------------        ----------------          ----------------------

     ----------------        ----------------          ----------------------


------------------
1 Insert a date prior to the time of any corporate action relating to the Loan Documents or related documentation.

2 Include name, office and signature of each officer who will sign the Credit Agreement and any Note, including the officer who will sign the certification at the end of this Certificate or related documentation.

                  3. Attached hereto as Exhibit A is a certified copy of the Certificate of Incorporation of the Borrower, as filed in the Office of the Secretary of State of the State of New York on __________________, ____, together with all amendments thereto adopted through the date hereof.

     4. Attached hereto as Exhibit B is a true and correct copy of the By-Laws of the Borrower which were duly adopted, are in full force and effect on the date hereof, and have been in effect since ------------------, ----.

                  5. Attached hereto as Exhibit C is a true and correct copy of resolutions which were duly adopted on ________, ____ [by unanimous written consent of the Board of Directors of the Borrower] [by a meeting of the Board of Directors of the Borrower at which a quorum was present and acting throughout], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of the Borrower which deal with the execution, delivery or performance of the Loan Documents.

                  6. On the date  hereof,  all of the  conditions  set  forth in
Section 4.1 of the Credit Agreement have been satisfied or waived in accordance with the Credit Agreement.

                  7. On the date hereof, the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct with the same effect as though such representations and warranties had been made on and as of the date hereof.

                  8. On the date hereof, no Default or Event of Default has occurred and is continuing or would result from any Borrowing to occur on the date hereof or the application of the proceeds thereof, as applicable.

               9. There is no proceeding for the dissolution or liquidation of the Borrower or threatening its existence.


                  IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of October, 2000.


                                               KEYSPAN CORPORATION

                                               By:___________________________
                                                  Name:
                                                  Title:

I, the undersigned, [Secretary/Assistant Secretary] of KEYSPAN CORPORATION, do hereby certify that:

                  1. [Name of Person making above certifications] is the duly elected and qualified [President/Vice President/Chief Financial Officer] of Keyspan Corporation and the signature above is his genuine signature.

                  2. The certifications made by [name of Person making above certifications] in Items 2, 3, 4, 5, 6, 7, 8 and 9 above are true and correct.


                  IN WITNESS WHEREOF, I have hereunto set my hand this __ day of October, 2000.



                                               KEYSPAN CORPORATION

                                               By:___________________________
                                                  Name:
                                                  Title:

                                    EXHIBIT B
                             TO THE CREDIT AGREEMENT


                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE


                  Reference is made to the Credit Agreement, dated as of October 30, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Keyspan Corporation (the "Borrower"), the Lenders parties thereto, Citibank N.A., as Syndication Agent, European American Bank, as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  The Assignor identified on Schedule l hereto (the "Assignor") and the Assignee identified on Schedule l hereto (the "Assignee") agree as follows:

(a) The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to the Facility (the "Assigned Facility") as set forth on Schedule 1 hereto in a principal amount as set forth on Schedule 1 hereto.


(b) The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Note(s) held by it evidencing the Assigned Facility and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Note(s) for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Note(s) for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

(c) The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements most recently delivered pursuant to Section 5.1 thereof and such other financial information, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
(c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.14(d) of the Credit Agreement.


(d) The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).


(e) Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.


(f) From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.


(g) This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.


                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1
                          to Assignment and Acceptance


Name of Assignor: _______________________

Name of Assignee: _______________________

Effective Date of Assignment: _________________

----------------------------------------       --------------------------------

         Principal Amount Assigned             Commitment Percentage Assigned 3


               $______________                              _______%



------------------------------                     ----------------------------
[Name of Assignee]                                    [Name of Assignor]



By:                                                         By:
Title:                                                      Title:
------------------------------                     ----------------------------



Accepted:                                                 Consented To:

THE CHASE MANHATTAN BANK,                                 KEYSPAN CORPORATION 4
as Administrative Agent



By:                                                       By:
Title:                                                    Title:



----------
3/ Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.

4/ The Borrower's consent should be obtained only if required by Section 9.6(c) of the Credit - Agreement.

                                    EXHIBIT D
                             TO THE CREDIT AGREEMENT



                          FORM OF EXEMPTION CERTIFICATE

                  Reference is made to that certain Credit Agreement dated as of October 30, 2000 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among KEYSPAN CORPORATION (the "Borrower"), the Lenders parties thereto, Citibank N.A., as Syndication Agent, European American Bank, as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent (the "Administrative Agent"). Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement. [Name of Non-U.S. Person] (the "Lender") is providing this certificate pursuant to Section 2.14(d) of the Credit Agreement. The Lender hereby represents and warrants that:

                  1. The Lender is the sole record and beneficial owner of the Note(s) in respect of which it is providing this certificate and it shall remain the sole beneficial owner of the Note(s) at all times during which it is the record holder of such Note.

                  2. The Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Lender represents and warrants that:

                    (a) the Lender is not subject to  regulatory  or other legal requirements as a bank in any jurisdiction; and

                    (b) the Lender has not been  treated as a bank for  purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

                  3. The Lender meets all of the requirements under Code Section 871(a) or 881(c) to be eligible for a complete exemption from withholding of taxes on interest payments made to it under the Credit Agreement (i.e., the Borrower will not be required to withhold any amounts under U.S. tax law with respect to such interest payments), including without limitation that it is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code).

                  4. The Lender shall promptly notify the Borrower and the Administrative Agent if any of the representations and warranties made herein are no longer true and correct.

     IN WITNESS WHEREOF, the undersigned has duly executed this certificate as of the __day of_____________, _________.

                                                [NAME OF LENDER]


                                                By:____________________________
                                                   Name:
                                                   Title: